Exhibit 10.2

SECOND AMENDMENT

TO THE

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

AXLE Holdings II, LLC

This Second Amendment to the Amended and Restated Limited Liability Company Agreement of Axle Holdings II, LLC (this “Amendment”), effective as of November 5, 2013, amends the Amended and Restated Limited Liability Company Agreement of Axle Holdings II, LLC, dated May 25, 2005, as amended by the First Amendment thereto dated as of April 20, 2007 (as the same may be amended from time to time, the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Agreement.

WHEREAS, the parties hereto desire to amend the Agreement in order to set forth the understanding with respect to the allocation and treatment of proceeds received by the Company upon the Axle Exit Event (as defined below) and any Remaining Shares (as defined below) held by the Company after the consummation of the Axle Exit Event;

WHEREAS, in anticipation of a Axle Exit Event, on November 5th, 2013, pursuant to a resolution duly adopted by the Board of Managers of the Company (the “In-Kind Distribution Resolution”), the Company approved an in-kind distribution of a certain number of shares of common stock of KAR Auction Services, Inc. to the Members set forth on Schedule A to such In-Kind Distribution Resolution in redemption of a number of Units held by such Members as set forth on Schedule A to such In-Kind Distribution Resolutions;

NOW THEREFORE, in accordance with Section 15.11 of the Agreement and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Amendments.

(a) Section 10.1(a) of the Agreement is hereby amended by adding the following clause before the words “Distributable Amounts” at the beginning of the last sentence of Section 10.1(a):

“Except as otherwise provided in Section 10.8 of this Agreement,”.

(b) A new Section 10.8 is hereby added to the Agreement, which Section 10.8 shall read as follows:

“Section 10.8 Exit Event Distribution. Notwithstanding anything to the contrary contained in this Agreement, including with respect to Section 10.1, in connection with the consummation of sale of common shares of KAR Auction Services, Inc. (“KAR Auction”) held indirectly by the Company through KAR Holdings II, LLC (“KAR LLC”), the parties acknowledge and agree that such sale shall be deemed to constitute an

Exit Event for all purposes hereunder (an “Axle Exit Event”) and the cash proceeds received by the Company in connection with the Axle Exit Event shall be distributed to the Members (or held back, as applicable) in accordance with the allocations set forth on Schedule 10.8(a) hereof. In addition, to the extent the Company holds any shares of common stock of KAR Auction after giving effect to the Axle Exit Event (the “Remaining Shares”), the indirect beneficial ownership in such Remaining Shares shall be allocated among the Members in accordance with the allocations set forth on Schedule 10.8(b) hereof. As a result of the foregoing, if any Remaining Shares are held after the consummation of the Axle Exit Event and the Company thereafter determines to sell all or a portion of such Remaining Shares (and distribute the proceeds in connection therewith) or if the Company thereafter determines to make an in-kind distribution of all or a portion of such Remaining Shares to the Members, then each Member will be entitled to a pro rata portion of such distributed cash or shares, as applicable, based on the relative percentage of each such Member set forth opposite the name of such Member on Schedule 10.8(b) hereof.

(c) A new Schedule 10.8(a) is hereby added to the Agreement and shall read in its entirety as set forth in Schedule 10.8(a) hereto.

(d) A new Schedule 10.8(b) is hereby added to the Agreement and shall read in its entirety as set forth in Schedule 10.8(b) hereto.

2. Headings. Headings in this Amendment are for convenience of reference only, and shall neither limit nor amplify the provisions of this Amendment.

3. Continuation of Agreement. Except as otherwise expressly provided herein, all of the terms and provisions of the Agreement shall remain in full force and effect and this Amendment shall not amend or modify any other rights, powers, duties, or obligations of any party to the Agreement.

4. Complete Agreement. This Amendment contains the entire agreement between the parties hereto with respect to the matters contained herein and supersedes and replaces any prior agreement between the parties with respect to the matters set forth in this Amendment.

5. Counterparts. This Amendment may be executed in any number of counterparts and any such counterparts may be transmitted by facsimile transmission, and each of such counterparts, whether an original or a facsimile of an original, shall be deemed to be an original and all of such counterparts together shall constitute a single agreement.

[Signatures appear on the following page.]

2

IN WITNESS WHEREOF, the parties have hereunto executed this Amendment as of the date first above written.

KELSO INVESTMENT ASSOCIATES VII, L.P.

By:	Kelso GP VII, L.P., its general partner

By:	Kelso GP VII, LLC, its general partner

By:	/s/ James J. Connors, II
	Name:	James J. Connors, II
	Title:	Managing Member

KEP VI, LLC

By:	/s/ James J. Connors, II
	Name:	James J. Connors, II
	Title:	Managing Member

PARTHENON INVESTORS II, L.P., a Delaware limited partnership

By:	PCap Partners II, LLC, its General Partner

By:	PCap II, LLC its Managing Member

By:	/s/ David Ament
	Name:	David Ament
	Title:	Authorized Signatory

J&R FOUNDERS’ FUND II, L.P., a Delaware limited partnership

By:	J&R Advisors F.F., LLC, its General Partner

By:	J&R Investment Management Company, LLC, its Managing Member

By:	/s/ David Ament
	Name:	David Ament
	Title:	Authorized Signatory

PCIP INVESTORS, a Delaware general partnership

By:	Parthenon Capital, LLC., its Managing Partner

By:	J&R Investment Management Company, LLC its Managing Member

By:	/s/ David Ament
	Name:	David Ament
	Title:	Authorized Signatory

SCHEDULE 10.8(A) of AXLE LLC AGREEMENT AMENDMENT

Name of Member	Cash Proceeds Allocation

Kelso Investment Associates VII, LP	102,238,392.43
KEP VI, LLC	19,991,757.14

Total Kelso	122,230,149.57
Parthenon Investors II, L.P.	15,176,845.23
PCIP Investors	210,617.26
J&R Founders Fund II, L.P.	236,281.95

Total Parthenon	15,623,744.44

Total Sponsor Group	137,853,894.01

Outside Investors
Outside Investor #1	420,538.80
Outside Investor #2	3,150,542.66
Outside Investor #3	2,100,361.76

Total Outside Investor Members	5,671,443.22

Current/Former Employees
Current/Former Employee #1	8,291,539.87
Current/Former Employee #2	3,272,675.51
Current/Former Employee #3	3,474,526.34
Current/Former Employee #4	3,179,916.75
Current/Former Employee #5	3,206,173.28
Current/Former Employee #6	2,126,948.35
Current/Former Employee #7	1,121,568.99
Total Current/Former Employees	24,673,349.09

Total Proceeds to Axle Holdings II LLC	168,198,686.32

SCHEDULE 10.8(b) of AXLE LLC AGREEMENT AMENDMENT

Axle, LLC	Common Units Post In-Kind	% Interest in Remaining Shares
Member 1	3,800,374	70.1969%
Member 2	787,512	14.5462%
Total Kelso	4,587,886	84.7431%

Member 3	565,224	10.4403%
Member 4	7,829	0.1446%
Member 5	8,783	0.1622%
Total Parthenon	581,836	10.7471%

Total Sponsor Group	5,169,722	95.4902%

Member 6	29,635	0.5474%
Member 7	117,111	2.1632%
Member 8	78,074	1.4421%
Other Investor Members	224,820	4.1527%

Member 9	5,331	0.0985%
Member 10	4,229	0.0781%
Member 11	3,904	0.0721%
Member 12	781	0.0144%
Member 13	1,757	0.0325%
Member 14	781	0.0144%
Member 15	2,550	0.0471%
Total Management Group	19,333	0.3571%

Total Axle Common Units	5,413,875	100.0000%